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                                                                  EXHIBIT 3.5(a)

                      AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                         VIASYSTEMS TECHNOLOGIES, L.L.C.


         This Amendment to Certificate of Formation of Viasystems Technologies, L.L.C. (the "Company") is being duly executed and filed by its sole member, Viasystems, Inc., a Delaware corporation, pursuant to Delaware Limited Liability Company Act (6 Del.C. Section 18-202).

         FIRST: The Certificate of Formation of the Company was filed on October 7, 1998.

         SECOND: The name of the Company is amended to be Viasystems Technologies Corp., L.L.C.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment to Certificate of Formation in this 18th day of December, 1998.


                                         VIASYSTEMS TECHNOLOGIES, L.L.C.

                                         By: Viasystems, Inc., a Delaware
                                             corporation, its sole member


                                             By: /s/ DAVID J. WEBSTER
                                                 -------------------------------
                                                 David J. Webster
                                                 Senior Vice President